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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 30, 2001

                                CT HOLDINGS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                      0-08718                75-2432011

(STATE OR OTHER       (COMMISSION FILE NUMBER)       (IRS EMPLOYER
JURISDICTION OF                                      IDENTIFICATION
INCORPORATION)                                       NUMBER)

           3811 TURTLE CREEK BOULEVARD, SUITE 770, DALLAS, TEXAS 75219

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 520-9292

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 30, 2001, the Audit Committee of the Registrant's Board of Directors determined to dismiss the Registrant's current independent public accountants, Ernst & Young LLP ("Ernst & Young LLP"), and engage a new accounting firm for fiscal year 2001. This decision was made as a result of the Registrant's changes in its business model and the Registrant's focus on operating efficiencies and reductions in cost. The Audit Committee has determined that the engagement of a different firm as the Registrant's independent public accountants would be in the best interests of the Registrant at this time.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except for the addition of an explanatory paragraph regarding the Registrant's ability to continue as a going concern. In connection with the audits of the Company's financial statements for each of the two fiscal periods ended December 31, 2000 and February 28, 2000 and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated November 6, 2001 is filed as Exhibit 1 to this Form 8-K.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     16.1  Letter from Ernst & Young LLP dated November 6, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CT Holdings, Inc.
(Registrant)


By: /s/ Steven B. Solomon
        Steven B. Solomon
        President and Chief Executive Officer

Dated as of November 6, 2001

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Exhibit No.    Description
----------     -----------

16.1           Letter from Ernst & Young LLP dated November 6, 2001.